                                                                     EXHIBIT 1.2

                                                                  EXECUTION COPY

                                  $350,000,000

                   CATERPILLAR FINANCIAL SERVICES CORPORATION
                            (A DELAWARE CORPORATION)

                          4.875% SENIOR NOTES DUE 2007

                                 TERMS AGREEMENT

                                                                   June 24, 2002

To:    Caterpillar Financial Services Corporation
        2120 West End Avenue
        Nashville, Tennessee 37203-0001

Ladies and Gentlemen:

        We understand that Caterpillar Financial Services Corporation, a Delaware corporation (the "Company"), proposes to issue and sell $350,000,000 aggregate principal amount of its debt securities (the "Debt Securities") (such securities also being hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the principal amount of Underwritten Securities opposite their respective names set forth below at the purchase price set forth below.

                                                          Principal
                                                          Amount of
                                                            4.875%
                                                         Senior Notes
Underwriters                                               due 2007
------------                                            --------------
J.P. Morgan Securities Inc. ........................... $140,003,500
Salomon Smith Barney Inc. .............................  140,003,500
ABN AMRO Incorporated .................................   11,665,500
Banc of America Securities LLC ........................   11,665,500
Banc One Capital Markets, Inc. ........................   11,665,500
Barclays Capital Inc. .................................   11,665,500
Goldman, Sachs & Co. ..................................   11,665,500
Merrill Lynch, Pierce, Fenner & Smith Incorporated ....   11,665,500
                                                        ------------
Total ................................................. $350,000,000
                                                        ============

       The Underwritten Securities shall have the following terms:

Title:                            4.875% Senior Notes due 2007 (the "Notes").

Rank:                             Senior Debt Securities.

Aggregate principal amount:       $350,000,000.

Denominations:                    In denominations of $1,000 and integral multiples
                                  thereof.

Currency of payment:              U.S. dollars.

Interest rate or formula:         4.875% per annum.

Interest payment dates:           June 15 and December 15 of each year, commencing
                                  December 15, 2002.

Regular record dates:             June 1 or December 1 immediately preceding the
                                  applicable interest payment date.

Stated maturity date:             June 15, 2007.

Redemption provisions:            The Notes will be redeemable as a whole at any time
                                  or in part from time to time, at the Company's option,
                                  at a redemption price equal to the greater of (i) 100%
                                  of the principal amount of the Notes or (ii) the sum of
                                  the present values of the remaining scheduled
                                  payments of principal and interest thereon from the
                                  redemption date to the maturity date (exclusive of any
                                  accrued interest) discounted to the redemption date on
                                  a semiannual basis (assuming a 360-day year
                                  consisting of twelve 30-day months) at the Treasury
                                  Rate plus 12.5 basis points, plus, in each case, any
                                  interest accrued but not paid to the date of redemption.


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

                                  "Treasury Rate" means, with respect to any redemption date for the Notes, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date for the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if that release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

                                  "Business Day" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

                                  "Comparable Treasury Issue" means the United
                                  States Treasury security selected by an
                                  Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities.


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

                                  "Independent Investment Banker" means either
                                  J.P. Morgan Securities Inc. or Salomon Smith
                                  Barney Inc., and their respective successors, or, if both firms are unwilling or unable to select the Comparable Treasury Issue, a nationally recognized investment banking institution which is a Primary Treasury Dealer appointed by the Company.

                                  "Comparable Treasury Price" means, with
                                  respect to any redemption date for the Notes,
                                  (i) the average of five Reference Treasury
                                  Dealer Quotations for that redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if, after seeking at least five Reference Treasury Dealer Quotations and excluding the highest and lowest Reference Treasury Dealer Quotations, the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

                                  "Reference Treasury Dealer" means (1) J.P.
                                  Morgan Securities Inc. or Salomon Smith Barney Inc., and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute for such dealer another Primary Treasury Dealer and (2) any other nationally recognized Primary Treasury Dealer selected by the Independent Investment Banker and acceptable to the Company.

                                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by that Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding that redemption date.

                                    Holders of Notes to be redeemed will receive notice thereof by first-class mail at least
                                    30 and not more than 60 days before the date fixed for redemption. If fewer than all of the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof for redemption from the outstanding
                                    Notes not previously called, pro rata or by lot, or in such other manner as the Company shall direct.

                                    Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

Sinking fund requirements:          None.

Listing:                            None.

Rating requirements:                None.

Black-out provisions:               None.

Fixed or variable price offering:   Fixed Price Offering.

Public offering price:              99.963% of the principal amount of the
                                    Notes, plus accrued interest, if any, from
                                    June 27, 2002.

Purchase price:                     99.613% of the principal amount of the
                                    Notes, plus accrued interest, if any, from
                                    June 27, 2002.

Form:                               Except as otherwise provided in the
                                    Prospectus and Prospectus Supplement
                                    relating to the Notes, the Notes will be issued in book-entry form registered in the name of Cede & Co., as nominee for The
                                    Depository Trust Company.

Other terms and conditions:         The Company will pay certain additional
                                    amounts if certain U.S. withholding taxes
                                    are imposed.

Closing date and location:          9:30 a.m., New York City time, on June 27,
                                    2002 at the offices of Sullivan & Cromwell,
                                    125 Broad Street, New York, New York 10004.

Each Underwriter, severally and not jointly, represents and agrees that:

        (a) (i) It has not offered or sold and, prior to the expiry of a period of six months from June 27, 2002, will not offer or sell any Underwritten Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

            (ii) It has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("the FSMA")) received by it in connection with the issue or sale of any Underwritten Securities in circumstances in which
Section 21(1) of the FSMA does not apply to the Company;

            (iii) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Underwritten Securities in, from or otherwise involving the United Kingdom;

            (iv) It will not offer or sell any Underwritten Securities directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person except under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant governmental and regulatory authorities in effect at the relevant time. For purposes of this paragraph, "Japanese person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan;

            (v) It is aware of the fact that no German selling prospectus (Verkaufsprospekt) has been or will be published in respect of the sale of the Underwritten Securities and that it will comply with the Securities Selling Prospectus Act (the "SSP Act") of the Federal Republic of Germany (Werpapier-Verkaufsprospektgesetz). In particular, each Underwriter has undertaken not to engage in a public offering (offenliche Anbieten) in the Federal Republic of Germany with respect to any Underwritten Securities otherwise than in accordance with the SSP Act and any other act replacing or supplementing the SSP Act and all other applicable laws and regulations; and

            (vi) The Underwritten Securities are being issued and sold outside the Republic of France and that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any Underwritten Securities to the public in the Republic of France, and that it has not distributed and will not distribute or cause to be distributed to the public in the Republic of France the Prospectus Supplement, the Prospectus or any other offering material relating to the Underwritten Securities.

        (b) Except for registration under the Securities Act of 1933, as amended, and qualification of the Underwritten Securities for offer and sale, and the determination for their eligibility for investment, under the applicable securities laws of such jurisdictions within the United States as the Representatives may designate pursuant to Section 3(f) of Annex I hereto, no action has been or will be taken by it that would permit the offer or sale of the Underwritten Securities or any interest therein or possession or distribution of the Prospectus Supplement or the Prospectus or any amendment thereto or any other offering material relating to the Underwritten Securities in any jurisdiction where action for that purpose is required. Without prejudice to paragraph (a) above, it has not and will not directly or indirectly offer, sell or deliver any Underwritten Securities or any interest therein or distribute or publish the Prospectus Supplement, the Prospectus or any other offering material relating to the Underwritten Securities in or from any jurisdiction except under circumstances that will result in compliance with all applicable laws and regulations and will not impose any obligations on the Company, except as provided herein. Subject as provided above, each Underwriter shall, if required by applicable law, furnish to each person to whom it offers, sells or delivers the Underwritten Securities a copy of the Prospectus Supplement and the Prospectus. No Underwriter is authorized to give any information or to make any representation not contained in the Prospectus Supplement or the Prospectus in connection with the offer and sale of the Underwritten Securities.

        All of the provisions contained in the document attached as Annex I hereto entitled "CATERPILLAR FINANCIAL SERVICES CORPORATION--Debt Securities--Underwriting Agreement" (the "Underwriting Agreement") are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined. Each reference to Underwriters in the Underwriting Agreement so incorporated herein by reference shall be deemed to refer to the Underwriters as defined in this Terms Agreement.

        Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                          Very truly yours,

                                          J.P. MORGAN SECURITIES INC.

                                          By:     /s/ Katheryn Rosen
                                             -----------------------------------
                                             Name: Katheryn Rosen
                                             Title:   Vice President

                                          SALOMON SMITH BARNEY INC.

                                          By:     /s/ Nathaniel Land
                                             -----------------------------------
                                             Name: Nathaniel Land
                                             Title:   Vice President

                                                  Acting on behalf of
                                                  themselves and the other
                                                  named Underwriters.

Accepted:

CATERPILLAR FINANCIAL
SERVICES CORPORATION

By:     /s/ James A. Duensing
   --------------------------------
   Name:  James A. Duensing
   Title: Treasurer